November 21, 1997



The Board of Directors
Phar-Mor, Inc.
20 Federal Plaza West
Youngstown, Ohio 44501-0400

     Re:  Registration Statement on Form S-8

Members of the Board:

     We have acted as counsel to Phar-Mor, Inc., a Pennsylvania corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission, covering the issuance and sale from time to time of additional 2,000,000 shares of Common Stock of the Company, $.01 par value per share (the "Additional Common Shares"), pursuant to the Company's 1995 Amended and Restated Stock Incentive Plan and the Phar-Mor, Inc. 1995 Director Stock Plan (collectively, the "Plans").

     As counsel to the Company, we have examined the Company's Articles of Incorporation and such Company records, certificates and other documents and relevant statutes, regulations, published rulings and such questions of law as we considered necessary or appropriate for the purpose of this opinion.

     In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of officers and other representatives of the Company with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

     Based on the foregoing, and subject to the assumptions and qualifications stated herein, we are of the opinion that:

     1. The Additional Common Shares being registered under the Registration Statement have been duly authorized by all necessary corporate action.

     2. The Additional Common Shares, when issued, delivered and paid for in accordance with the respective terms of the Plans to which such issuance relates, as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the Registration Statement upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.


                                      Very truly yours,



                                      SWIDLER & BERLIN, CHARTERED